Exhibit 10.1

THIRD AMENDMENT TO OFFICE LEASE

This Third Amendment to Office Lease (the “Third Amendment”), dated July 11, 2011, is made by and between DOUGLAS EMMETT 2000, LLC, a Delaware limited liability company (“Landlord”), with offices at 808 Wilshire Boulevard, Suite 200, Santa Monica, California 90401, and REACHLOCAL, INC., a Delaware corporation (“Tenant”), with offices at 21700 Oxnard Street, Suite 1600, Woodland Hills, California 91367.

WHEREAS,

A.           Landlord and Tenant are parties to a certain Office Lease dated August 30, 2006 (the “Original Lease”), as amended by a certain First Amendment to Office Lease dated January 31, 2008 (the “First Amendment”); a certain Memorandum of Lease Term Dates and Rent dated March 31, 2008; and a certain Memorandum of Lease Term Dates and Rent dated July 11, 2008 (collectively, the “Memoranda” and, collectively with the Original Lease and the First Amendment, the “Lease”) pursuant to which Tenant leases from Landlord and Landlord leases to Tenant space in the property located at 21700 Oxnard Street, Woodland Hills, California 91367 (the “Building”), commonly known as Suite 1500, Suite 1600 and Suite 1610 (collectively, the “Existing Premises”);

B.           Landlord and Tenant subsequently entered into that certain Second Amendment to Office Lease dated September 1, 2010 (the “Second Amendment”) pursuant to which Tenant expanded its occupancy in two (2) phases to include a portion of the 15th and 16th floors;

C.           The provisions of the Second Amendment specify that the Phase I and Phase II Expansion Dates shall be the ninety-first (91st) day after the respective Delivery Dates;

D.           The provisions of the Second Amendment further specify that the Tenant’s Share and Tenant’s Share of Common Area shall be appropriately adjusted based upon the final certification of the Usable Area of the 16th Floor;

E.           Certification of the Usable Area has now been received.

NOW, THEREFORE, in consideration of the covenants and provisions contained herein, and other good and valuable consideration, the sufficiency of which Landlord and Tenant hereby acknowledge, Landlord and Tenant agree:

1.	Confirmation of Defined Terms. Unless modified herein, all terms previously defined and capitalized in the Lease shall hold the same meaning for the purposes of this Third Amendment.

2.
Confirmation of Expansion Dates and Term. The Phase I Expansion Date is hereby confirmed to be March 2, 2011 and the Term is hereby confirmed from and including March 2, 2011 to and including December 31, 2021; and the Phase II Expansion Date is hereby confirmed to be March 30, 2011 and the Term is hereby confirmed from and including March 30, 2011 to and including December 31, 2021.

3.
Confirmation of Usable Area, Tenant’s Share and Tenant’s Common Area Share. The Usable Area of the 16th Floor is hereby confirmed to be 22,856 square feet. Tenant’s Share for the 16th floor is confirmed to be 5.8%; and Tenant’s Common Area Share for the 16th floor is confirmed to be 3.87%.

Suites	Square Feet of Usable Area	Tenant’s Share	Tenant’s Share of the Common Area
1600/1610	12,055	3.06%	2.04%
1635	880	0.22%	0.15%
1640	1,957	0.50%	0.33%
1650	6,218	1.58%	1.05%
1680	1,746	0.44%	0.30%
TOTAL	22,856	5.80%	3.87%

THIRD AMENDMENT TO OFFICE LEASE (continued)

4.	Revision in Fixed Monthly Rent.

a) Phase I Expansion Premises

Commencing March 2,2011 and continuing through March 31, 2012, the Fixed Monthly Rent payable by Tenant shall be $10,057.90 per month. Commencing April 1, 2012 and continuing through March 31, 2013, the Fixed Monthly Rent payable by Tenant shall increase from $10,057.90 per month to $10,359.64 per month;

Commencing April 1, 2013 and continuing through March 31, 2014, the Fixed Monthly Rent payable by Tenant shall increase from $10,359.64 per month to $10,670.43 per month;

Commencing April 1, 2014 and continuing through March 31, 2015, the Fixed Monthly Rent payable by Tenant shall increase from $10,670.43 per month to $10,990.54 per month;

Commencing April 1, 2015 and continuing through March 31, 2016, the Fixed Monthly Rent payable by Tenant shall increase from $10,990.54 per month to $11,320.26 per month;

Commencing April 1, 2016 and continuing through March 31, 2017, the Fixed Monthly Rent payable by Tenant shall increase from $11,320.26 per month to $11,659.86 per month;

Commencing April 1, 2017 and continuing through March 31, 2018, the Fixed Monthly Rent payable by Tenant shall increase from $11,659.86 per month to $12,009.66 per month;

Commencing April 1, 2018 and continuing through March 31, 2019, the Fixed Monthly Rent payable by Tenant shall increase from $12,009.66 per month to $12,369.95 per month;

Commencing April 1, 2019 and continuing through March 31, 2020, the Fixed Monthly Rent payable by Tenant shall increase from $12,369.95 per month to $12,741.05 per month;

Commencing April 1, 2020 and continuing through March 31, 2021, the Fixed Monthly Rent payable by Tenant shall increase from $12,741.05 per month to $13,123.28 per month; and

Commencing April 1, 2021 and continuing throughout the remainder of the Extended Term, the Fixed Monthly Rent payable by Tenant shall increase from $13,123.28 per month to $13,516.98 per month.

b) Phase II Expansion Premises

Commencing-March 30, 2011 and continuing through March 31, 2012, the Fixed Monthly Rent payable by Tenant shall be $28,145.10 per month.

Commencing April 1, 2012 and continuing through March 31, 2013, the Fixed Monthly Rent payable by Tenant shall increase from $28,145.10 per month to $28,989.45 per month;

Commencing April 1, 2013 and continuing through March 31, 2014, the Fixed Monthly Rent payable by Tenant shall increase from $28,989.45 per month to $29,859.14 per month;

Commencing April 1, 2014 and continuing through March 31, 2015, the Fixed Monthly Rent payable by Tenant shall increase from $29,859.14 per month to $30,754.91 per month;

Commencing April 1, 2015 and continuing through March 31, 2016, the Fixed Monthly Rent payable by Tenant shall increase from $30,754.91 per month to $31,677.56 per month;

Commencing April 1, 2016 and continuing through March 31, 2017, the Fixed Monthly Rent payable by Tenant shall increase from $31,677.56 per month to $32,627.88 per month;

Commencing April 1, 2017 and continuing through March 31, 2018, the Fixed Monthly Rent payable by Tenant shall increase from $32,627.88 per month to $33,606.72 per month;

Commencing April 1, 2018 and continuing through March 31, 2019, the Fixed Monthly Rent payable by Tenant shall increase from $33,606.72 per month to $34,614.92 per month;

THIRD AMENDMENT TO OFFICE LEASE (continued)

Commencing April 1, 2019 and continuing through March 31, 2020, the Fixed Monthly Rent payable by Tenant shall increase from $34,614.92 per month to $35,653.37 per month;

Commencing April 1, 2020 and continuing through March 31, 2021, the Fixed Monthly Rent payable by Tenant shall increase from $35,653.37 per month to $36,722.97 per month; and

Commencing April 1, 2021 and continuing throughout the remainder of the Extended Term, the Fixed Monthly Rent payable by Tenant shall increase from $36,722.97 per month to $37,824.66 per month.

Notwithstanding the foregoing, Tenant shall be permitted to defer fifty percent (50%) of the Fixed Monthly Rent due for the Phase I Expansion Premises for the period April 1, 2011 through November 30, 2012 and fifty percent (50%) of the Fixed Monthly Rent due for the Phase II Expansion Premises for the period April 1, 2011 through November 30, 2012 (collectively, such amounts shall be added to the “Rent Deferral Amount” defined in Section 6(a) of the Second Amendment).

5.	Amendment of Section 5.1 of Exhibit B of the Second Amendment. Section 5.1 of Exhibit B of the Second Amendment is hereby deleted in its entirety and replaced with the following:

5.1 Allowance. In accordance with the terms and procedures specified below, Landlord shall pay to Tenant for the Improvements, an allowance, not to exceed the sum of $25.00 per square foot of Rentable Area within the Expansion Premises to be applied solely to the construction of Improvements in the Expansion Premises and an allowance not to exceed the sum of $10.00 per square foot of Rentable Area within Existing Premises to be applied solely to the construction of Improvements in the Existing Premises (collectively, the “Allowance”). The Allowance shall be available for disbursement to the Tenant after January 1, 2011 and through December 1, 2011, subject to a day for day extension for any Landlord Caused Delay, Force Majeure event or in the event the Phase I Expansion Premises are delivered after December 1, 2010 or the Phase II Expansion Premises are delivered after January 1, 2010, and Landlord shall have no obligation to disburse the Allowance prior to January 1,2011 or after December 1, 2011, subject to a day for day extension for any Landlord Caused Delay, Force Majeure event or in the event the Phase I Expansion Premises are delivered after December 1, 2010 or Phase II Expansion Premises are delivered after January 1, 2010 (provided that if Tenant has complied with all of the conditions precedent required for disbursement of the Allowance prior to December 1, 2011 but Landlord has not yet disbursed such the amount requested then, subject to Tenant’s compliance with the terms and conditions of this Exhibit B, Tenant shall be entitled to such disbursement).

6.
Warranty of Authority. If Landlord or Tenant signs as a corporation or a partnership, each of the persons executing this Third Amendment on behalf of Landlord or Tenant hereby covenants and warrants that the corporation executing hereinbelow is a duly authorized and existing entity that is qualified to do business in California; that the person(s) signing on behalf of either Landlord or Tenant have full right and authority to enter into this Third Amendment; and that each and every person signing on behalf of either Landlord or Tenant are authorized in writing to do so.

7.
Successors and Heirs. The provisions of this Third Amendment shall inure to the benefit of Landlord’s and Tenant’s respective successors, assigns, heirs and all persons claiming by, through or under them.

8.
Confidentiality. Except as may be required by law, Landlord and Tenant agree that the covenants and provisions of this Third Amendment shall not be divulged to anyone not directly involved in the management, administration, ownership, lending against, or subleasing of the Premises, other than Tenant’s or Landlord’s counsel-of-record or leasing or sub-leasing broker of record.

9.	Governing Law. The provisions of this Third Amendment shall be governed by the laws of the State of California.

10. Reaffirmation. Landlord and Tenant acknowledge and agree that the Lease, as amended herein, constitutes the entire agreement by and between Landlord and Tenant relating to the Premises, and supersedes any and all other agreements written or oral between the parties hereto. Furthermore, except as modified herein, all other covenants and provisions of the Lease shall remain unmodified and in full force and effect.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this document as of the day and year written below.

LANDLORD:	TENANT:

DOUGLAS EMMETT 2000, LLC, a Delaware limited liability company	REACHLOCAL, INC., a Delaware corporation

By: DOUGLAS EMMETT MANAGEMENT, LLC, a Delaware limited liability company, Its Agent

By: DOUGLAS EMMETT MANAGEMENT, INC., a Delaware corporation, Its Manager	By: /s/ Ross G. Landsbaum Ross G. Landsbaum, CFO

By: /s/ Kenneth M. Panzer Kenneth M. Panzer, COO
Dated: July 22, 2011